Exhibit 99.1

FOR IMMEDIATE RELEASE

Contact:	David A. Zinsner
Vice President and Chief Financial Officer
Intersil Corporation
(408) 546-3609
investor@intersil.com

Intersil Corporation Reports Second Quarter 2006 Financial Results

•	Net revenue of $187.6 million; increases 35% year-over year and 5% sequentially

•	GAAP net income increases 149% year-over-year and 33% sequentially

Milpitas, CA, July 19, 2006 – Intersil Corporation (NASDAQ: ISIL), a world leader in the design and manufacture of high performance analog semiconductors, today reported financial results for the quarter ended June 30, 2006. Net revenues for the second quarter were $187.6 million, a 35% increase from $139.1 million in the second quarter of 2005 and a 5% increase from $178.9 million in the first quarter of 2006.

Second Quarter 2006 Generally Accepted Accounting Principles (GAAP) Results

For the second quarter of 2006, gross margins were 57.2%. This compares to gross margins of 55.3% in the same quarter last year, and 57.0% in the first quarter of 2006. Operating margins were 19.0%, as compared to operating margins of 12.9% in the same quarter last year, and 20.3% in the first quarter of 2006. Including a one time $12.4 million positive adjustment to income taxes, net income was $43.0 million, or $0.30 earnings per diluted share, as compared to net income of $17.3 million, or $0.12 earnings per diluted share in the same quarter last year. For the first quarter of 2006, the Company reported net income of $32.4 million, or $0.22 earnings per diluted share.

Second Quarter 2006 Non-GAAP Results

For the second quarter of 2006, non-GAAP gross margins were 57.8%. This compares to gross margins of 55.4% for the same quarter last year, and 57.3% for the first quarter of 2006. Operating margins were 27.7%, as compared to operating margins of 17.5% for the same quarter last year, and 27.4% for the first quarter of 2006. Net income was $43.7 million, or $0.30 earnings per diluted share. This compares to net income of $21.4 million, or $0.15 earnings per diluted share for the same quarter last year, and $41.3 million, or $0.28 earnings per diluted share for the first quarter of 2006.

“For the seventh consecutive quarter we achieved improvement in revenue, gross margins and earnings on a non-GAAP basis,” stated Rich Beyer, Intersil’s Chief Executive Officer. “These results demonstrate our continued success in expanding our product portfolio and steadily progressing towards our long-term financial model.”

By end market, Intersil’s second quarter revenues were as follows: high-end consumer (28% of revenues), computing (23% of revenues), industrial (25% of revenues), and communication (24% of revenues). “Revenue in the high-end consumer, industrial and communication markets all experienced excellent sequential growth,” said Lou DiNardo, Intersil’s President and Chief Operating Officer. “Revenue growth in the high-end consumer market was driven by our product proliferation in handhelds and displays, and seasonal increase in demand for optical storage products. Revenue growth in the communication and industrial markets was driven by continued healthy seasonal demand and the successful ramp of many 2005 and 2006 design wins. We experienced a sequential decline in computing due to softness in the PC market.”

The Company generated over $49 million in cash from operations, or 26% of revenues, for the quarter. In May, the Company announced a $150 million increase to its existing share repurchase program. Approximately 2.1 million shares of stock were repurchased in the quarter for about $60 million. In addition, as a result of Intersil’s continued positive cash flow and strong balance sheet position, the Company’s board of directors authorized and declared the payment of a quarterly dividend of $0.05 per share of common stock. Payment of the dividend will be made on August 18, 2006 to shareholders of record as of the close of business on August 8, 2006.

Business Outlook

“We currently anticipate revenue to grow between 3% to 5% from our second quarter revenue of $187.6 million,” said Rich Beyer. “We expect solid growth in our industrial and communication end markets. There is currently softness in computing and several consumer related products, which is limiting our visibility into the third quarter. As a result we remain cautious. We expect GAAP earnings per diluted share of approximately $0.25 and we expect non-GAAP earnings per share of approximately $0.32, up from $0.30 per share in the second quarter.”

Investors and interested parties within the United States may listen to Intersil’s conference call on July 19th at 1:45 p.m. Pacific/4:45 p.m. Eastern by dialing (800) 591-6944 using the password “Intersil.” International callers may connect to the call by dialing (617) 614-4910. A replay of Intersil’s conference call will be available for two weeks by dialing (888) 286-8010 in the U.S. or (617) 801-6888 internationally using the access code “62911604”. A webcast replay of the conference call will be available for two weeks on the Company’s web site at http://www.intersil.com/investor. A copy of this press release may be found on the Company’s web site at http://www.intersil.com/investor.

About Intersil

Intersil Corporation is a leader in the design and manufacture of high-performance analog semiconductors. The Company’s products address some of the industry’s fastest growing markets, such as, flat panel displays, cell phones, other handheld systems, and notebooks. Intersil’s product families address power management functions and analog signal processing functions. Intersil products include ICs for battery management, hot-swap and hot-plug controllers, linear regulators, supervisory ICs, switching DC/DC regulators and power MOSFET drivers; optical storage laser diode drivers; DSL line drivers; video and high-performance operational amplifiers; data converters; interface ICs; analog switches and multiplexers; crosspoint switches; voice-over-IP devices; and ICs for military, space and radiation-hardened applications. For more information about Intersil or to find out how to become a member of our winning team, visit the Company’s web site and career page at www.intersil.com.

NON-GAAP REPORTING

In addition to GAAP reporting, Intersil reports net income or loss, as well as earnings per share, gross margin and operating margin on a non-GAAP basis. This non-GAAP earnings information excludes stock based compensation expense, amortization of intangibles and unusual items and their related tax effects. Intersil believes this non-GAAP earnings information provides meaningful insight into the Company’s on-going performance and has therefore chosen to provide this information to investors for a more consistent basis of comparison and to emphasize the results of on-going operations. Intersil also uses this information internally to evaluate and manage the Company’s operations and to determine incentive compensation. A reconciliation between GAAP and non-GAAP net income is included in the tables below.

FORWARD-LOOKING STATEMENTS

Intersil Corporation press releases and other related comments may contain forward-looking statements as defined in Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, in connection with the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are based upon Intersil Corporation’s (“Intersil”) management’s current expectations, estimates, beliefs, assumptions, and projections about Intersil’s business and industry. Words such as “anticipates,” “expects,” “intends,” “plans,” “predicts,” “believes,” “seeks,” “estimates,” “may,” “will,” “should,” “would,” “potential,” “continue,” “goals,” “targets,” and variations of these words (or negatives of these words) or similar expressions, are intended to identify forward-looking statements. In addition, any statements that refer to projections or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. These forward-looking statements are not guarantees of future performance and are subject to certain risks, uncertainties, and assumptions that are difficult to predict. Therefore, our actual results could differ materially and adversely from those expressed in any forward-looking statements as a result of various risk factors. Intersil does not adopt and is not responsible for any forward-looking statements and projections made by others in this press release. Intersil’s Annual Report on Form 10-K, subsequent Quarterly Reports on Form 10-Q, recent Current Reports on Form 8-K, and other Intersil filings with the U.S. Securities and Exchange Commission (“SEC”) (which you may obtain for free at the SEC’s web site at http://www.sec.gov) discuss some of the important risk factors that may affect our business, results of operations, and financial condition. These forward-looking statements are made only as of the date of this communication and Intersil undertakes no obligation to update or revise these forward-looking statements.

– FINANCIAL TABLES TO FOLLOW –

Intersil Corporation

Consolidated Statements of Operations

Unaudited

(In millions, except per share amounts)

	Quarter Ended			Two Quarters Ended
	Jun 30, 2006 Q2 2006	Jul 1, 2005 Q2 2005	Mar 31, 2006 Q1 2006	Jun 30, 2006	Jul 1, 2005
Net revenues	$187.6	$139.1	$178.9	$366.5	$267.2

Cost of revenues	80.2	62.2	77.0	157.2	119.9

Gross profit	107.4	76.9	101.9	209.3	147.3

Expenses and other income
Research and development	32.2	30.0	29.5	61.7	58.8
Selling, general & administrative	37.2	26.5	33.6	70.8	52.6
Amortization of purchased intangibles	2.4	2.4	2.4	4.8	4.9
Other expenses, net	—	—	—	—	0.2

Operating income	35.6	18.0	36.4	72.0	30.8
Loss on certain investments, net	(1.9)	—	—	(1.9)	—
Interest income, net	7.2	4.2	6.8	14.0	7.9

Income before income taxes	40.9	22.2	43.2	84.1	38.7
Income tax expense (benefit)	(2.1)	4.9	10.8	8.7	8.5

Net income	$43.0	$17.3	$32.4	$75.4	$30.2

Earnings per share
Basic net income per share	$0.30	$0.12	$0.23	$0.53	$0.21

Diluted net income per share	$0.30	$0.12	$0.22	$0.52	$0.21

Weighted average shares
Basic	141.2	142.6	141.5	141.4	143.0

Diluted	144.1	145.0	145.0	144.5	145.3

Note: FAS123R was adopted at the beginning of fiscal 2006. Stock compensation recorded in each expense classification above is as follows:

	Quarter Ended			Two Quarters Ended
	Jun 30, 2006 Q2 2006	Jul 1, 2005 Q2 2005	Mar 31, 2006 Q1 2006	Jun 30, 2006	Jul 1, 2005
Cost of revenues	$1.0	$0.2	$0.6	$1.6	$0.6
Research and development	4.9	1.9	3.5	$8.4	3.9
Selling, general & administrative	8.0	1.9	6.1	$14.1	3.7

Intersil Corporation

Financial Summary (Non-GAAP)

Unaudited

(In millions, except per share amounts and percentages)

	Quarter Ended			Two Quarters Ended
	Jun 30, 2006 Q2 2006	Jul 1, 2005 Q2 2005	Mar 31, 2006 Q1 2006	Jun 30, 2006	Jul 1, 2005
Net revenues	$187.6	$139.1	$178.9	$366.5	$267.2

Gross profit	$108.4	$77.1	$102.5	$210.9	$147.9
% of Revenues	57.8%	55.4%	57.3%	57.5%	55.4%

Research and development	$27.3	$28.1	$26.0	$53.3	$54.9
Selling, general & administrative	29.2	24.6	27.5	56.7	48.9

Operating Income	$51.9	$24.4	$49.0	$100.9	$44.1
% of Revenues	27.7%	17.5%	27.4%	27.5%	16.5%

Interest income	$7.2	$4.2	$6.8	$14.0	$7.9

Income before income taxes	$59.1	$28.6	$55.8	$114.9	$52.0

Net income	$43.7	$21.4	$41.3	$85.0	$39.0
% of Revenues	23.3%	15.4%	23.1%	23.2%	14.6%

Earnings Per Share
Basic	$0.31	$0.15	$0.29	$0.60	$0.27
Diluted	$0.30	$0.15	$0.28	$0.58	$0.27

Weighted Average Shares
Basic	141.2	142.6	141.5	141.4	143.0
Diluted	145.5	145.0	146.9	146.2	145.3

NOTE: This financial summary excludes amortization of intangibles, stock based compensation, including the adoption of FAS123R at the beginning of fiscal 2006 and unusual items. These adjustments are included in the Financial Bridge table.

Intersil Corporation

Financial Bridge: GAAP to Non-GAAP

Unaudited

(In millions, except per share amounts)

	Quarter Ended			Two Quarters Ended
	Jun 30, 2006 Q2 2006	Jul 1, 2005 Q2 2005	Mar 31, 2006 Q1 2006	Jun 30, 2006	Jul 1, 2005
Net income on GAAP basis:	$43.0	$17.3	$32.4	$75.4	$30.2

Acquisition related expenses - intangibles amortization	2.4	2.4	2.4	4.8	4.9
Loss on certain investments, net	1.9	—	—	1.9	—
Other expenses, net	—	—	—	—	0.2
Stock compensation expense*	13.9	4.0	10.2	24.1	8.2
Associated tax effects	(5.1)	(2.3)	(3.7)	(8.8)	(4.5)
Benefits from discrete tax events	(12.4)	—	—	(12.4)	—

Net income on Non-GAAP basis:	$43.7	$21.4	$41.3	$85.0	$39.0

Diluted Non-GAAP earnings per share	$0.30	$0.15	$0.28	$0.58	$0.27

Diluted GAAP weighted average shares outstanding	144.1	145.0	145.0	144.5	145.3
Diluted weighted average shares difference attributable to FAS 123R	1.4	—	1.9	1.7	—

Diluted Non-GAAP weighted average common shares outstanding	145.5	145.0	146.9	146.2	145.3

*	includes additional costs recorded in the 2006 periods from adoption of FAS123R

To supplement our consolidated financial statements presented in accordance with GAAP, we have shown above a non-GAAP (pro forma) presentation of the Company’s earnings per share, which is adjusted to reflect the GAAP results excluding stock based compensation expense, amortization of intangibles and unusual items. This non-GAAP presentation of earnings per share is provided to enhance the reader’s overall understanding of the comparability of the Company’s financial performance between periods.

Intersil Corporation

Consolidated Balance Sheets

(In US$ millions)

(unaudited)

	Jun 30, 2006 Q2 2006	Mar 31, 2006 Q1 2006	Dec 30, 2005 Q4 2005
Assets
Current Assets
Cash, cash equivalents & short-term investments	$687.5	$676.6	$555.2
Trade receivables, net	114.2	100.3	99.8
Inventories, net	91.0	87.3	86.6
Prepaid expenses and other current assets	13.9	11.0	11.9
Deferred income taxes	32.7	26.0	32.8

Total Current Assets	939.3	901.2	786.3
Other Assets
Property, plant & equipment, net	103.7	101.3	96.6
Intangible assets	1,456.4	1,459.1	1,463.0
Deferred income taxes	67.8	67.1	65.9
Long-term investments	45.1	49.3	157.1
Other	11.7	15.7	14.8

Total Other Assets	1,684.7	1,692.5	1,797.4

Total Assets	$2,624.0	$2,593.7	$2,583.7

Liabilities and Shareholders’ Equity
Current Liabilities
Trade account payables	$31.6	$31.0	$27.1
Income taxes payable	52.0	51.6	58.1
Deferred net revenue	12.3	11.7	11.0
Other accrued liabilities	59.4	56.8	57.9

Total Liabilities	155.3	151.1	154.1

Total Shareholders’ Equity	2,468.7	2,442.6	2,429.6

Total Liabilities and Shareholders’ Equity	$2,624.0	$2,593.7	$2,583.7

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